AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2002
                                                    REGISTRATION NO. 333-______
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________

                                GANNETT CO., INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                          16-0442930
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                             7950 JONES BRANCH DRIVE
                                McLEAN, VA 22107
                                 (703) 854-6000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                             THOMAS L. CHAPPLE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                GANNETT CO., INC.
                             7950 JONES BRANCH DRIVE
                                McLEAN, VA 22107
                                 (703) 854-6000
  (Name, Address, Including Zip Code, and Telephone Number Including Area Code,
                             of Agent for Service)
                                 _______________
                          Copies of communications to:

  RICHARD F. LANGAN, JR., ESQ.                     GARY I. HOROWITZ, ESQ.
     JOHN C. PARTIGAN, ESQ.                      SIMPSON THACHER & BARTLETT
       NIXON PEABODY LLP                            425 LEXINGTON AVENUE
     401 NINTH STREET, N.W.                       NEW YORK, NEW YORK 10017
     WASHINGTON, D.C. 20004                          TEL: (212) 455-2000
      TEL: (202) 585-8000                            FAX: (212) 455-2502
      FAX: (202) 585-8080


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                            ________________________


                                                CALCULATION OF REGISTRATION FEE
===================================== ======================== ====================== ========================= ====================
                                              AMOUNT                PROPOSED                 PROPOSED
   TITLE OF EACH CLASS OF                     TO BE              MAXIMUM OFFERING        MAXIMUM AGGREGATE             AMOUNT OF
 SECURITIES TO BE REGISTERED                REGISTERED          PRICE PER UNIT (1)       OFFERING PRICE (1)        REGISTRATION FEE
------------------------------------- ------------------------ ---------------------- ------------------------- --------------------
Debt Securities and Warrants             $2,500,000,000 (2)(3)          100%               $2,500,000,000 (2)           $230,000.00
  to Purchase Debt Securities
===================================== ======================== ====================== ========================= ====================

(1)   Estimated solely for the purpose of determining the registration fee.

(2)   Includes such principal amount of Debt Securities and number of Warrants (or, if any Debt
      Securities are issued at original issue discount, such greater amount of Debt Securities and number of Warrants) as shall result in an aggregate offering price of $2,500,000,000.

(3)   In U.S. dollars or equivalent thereof in foreign or composite currency or foreign or composite currency units.

                             ______________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PRELIMINARY PROSPECTUS

                   SUBJECT TO COMPLETION, DATED APRIL 3, 2002




                                GANNETT CO., INC.
                                 $2,500,000,000
            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
                      _____________________________________

                 We may offer from time to time up to $2,500,000,000 principal amount, or the equivalent thereof in one or more foreign currencies or currency units, of our unsecured debt securities consisting of notes, debentures or other evidences of indebtedness, or warrants to purchase debt securities.

                 The terms of each series of debt securities will be set forth in a prospectus supplement. You should read this prospectus and the prospectus supplement carefully.

                      _____________________________________

                 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 We may sell debt securities and warrants to purchase debt securities directly, through agents or through underwriters or dealers.

                       __________________________________

               The date of this prospectus is __________ __, 2002

                                TABLE OF CONTENTS

         About This Prospectus...............................................ii

         Where You Can Find More Information.................................ii

         Forward-Looking Information........................................iii

         Gannett Co., Inc.....................................................1

         Use of Proceeds......................................................2

         Description of Debt Securities.......................................2

         Plan of Distribution.................................................9

         Legal Opinions......................................................10

         Experts.............................................................10

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell debt securities or warrants to buy debt securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000 or the equivalent of this amount in foreign currencies or foreign currency units.

         This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" beginning on page ii of this prospectus.

         You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the debt securities and warrants to purchase debt securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

         In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following location of the SEC.

                              Public Reference Room
                     U.S. Securities and Exchange Commission
                             450 Fifth Street, N.W.
                                    Room 1300
                             Washington, D.C. 20549

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

         Company SEC Filings                    Period
         -------------------                    ------
         Annual Report on Form 10-K      Year ended December 30, 2001
         Current Reports on Form 8-K     Filed March 11, 2002 and March 14, 2002

         We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                                    Secretary
                                Gannett Co., Inc.
                             7950 Jones Branch Drive
                                McLean, VA 22107
                            Telephone: (703) 854-6000

                           FORWARD-LOOKING INFORMATION

         Certain statements made in this prospectus and in our other documents filed with the SEC contain forward-looking information. The words "expect", "intend", "believe", "anticipate", "likely", "will" and similar expressions generally identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those anticipated in the forward-looking statements and, accordingly, readers are encouraged not to place undue reliance on such statements.

         Potential risks and uncertainties which could adversely affect our ability to obtain these results include, without limitation, the following factors: increased consolidation among major retailers or other events which may adversely affect business operations of major customers and depress the level of local and national advertising; a continued economic downturn in some or all of our principal newspaper or television markets leading to decreased circulation or local, national or classified advertising; a decline in general newspaper readership patterns as a result of competitive alternative media or other factors; an increase in newsprint or syndication programming costs over the levels anticipated; labor disputes which may cause revenue declines or increased labor costs; acquisitions of new businesses or dispositions of existing businesses; a decline in viewership of major networks and local news programming; rapid technological changes and frequent new product introductions prevalent in electronic publishing; an increase in interest rates; a weakening in the Sterling to U.S. dollar exchange rate; and general economic, political and business conditions.

                                GANNETT CO., INC.

         We are an international news and information company. We publish newspapers and operate television stations and are engaged in marketing, commercial printing, a newswire service, data services and news programming.

         Our newspapers make up the largest newspaper group in the United States in daily circulation. We own 95 U.S. daily newspapers, including USA TODAY, the nation's largest-selling daily newspaper. We also own USA WEEKEND, a weekly newspaper magazine, and more than 300 non-daily publications.

         Newsquest plc, a wholly owned Gannett subsidiary, is one of the largest regional newspaper publishers in the United Kingdom with a portfolio of over 300 titles. Its publications include 15 daily newspapers. Newsquest also publishes a variety of non-daily publications, including Berrow's Worcester Journal, the oldest continuously published newspaper in the world.

         Our broadcasting division includes 22 television stations. We are also an Internet leader with web sites operated by most of our TV stations and newspapers, including USATODAY.com.

         Our principal executive offices are located at 7950 Jones Branch Drive, McLean, Virginia 22107; telephone (703) 854-6000.

                                 USE OF PROCEEDS

         Except as otherwise may be set forth in the prospectus supplement accompanying this prospectus, we expect to add substantially all of the net proceeds from the sale of the securities to our general funds. These funds will be used for general corporate purposes, including capital expenditures, working capital, securities repurchase programs, repayment of long term and short term debt and the financing of future acquisitions. We may also invest funds which are not required immediately in short term marketable securities.

                         DESCRIPTION OF DEBT SECURITIES

         The debt securities which we are offering pursuant to this prospectus will be issued under an Indenture dated as of March 1, 1983 between us and Citibank, N.A., as trustee, as amended. We refer to these documents together as the indenture. The indenture provides that we will appoint a trustee under the Indenture with respect to each new series of securities thereunder. The appointed trustee will serve with respect to only that series, unless we specifically appoint them to serve as trustee with respect to any preceding or succeeding series of securities. The following statements are subject to the detailed provisions of the indenture, a copy of which is filed or incorporated by reference as an exhibit to the registration statement on Form S-3 of which this prospectus is a part. Wherever references are made to particular provisions of the indenture, such provisions are incorporated by reference as part of the statements made and such statements are qualified in their entirety by such reference.

GENERAL

         The indenture does not limit the amount of debt securities which may be issued thereunder. You are urged to read the prospectus supplement relating to a particular series of debt securities being offered which will include the following terms of the debt securities offered under such prospectus supplement:

         o    the designation of such debt securities;

         o    the aggregate principal amount of such debt securities;

         o the percentage of their principal amount at which such debt securities will be issued;

         o the currency or currencies for which such debt securities may be purchased and the currency or currencies in which principal of and any interest on debt securities may be payable;

         o if the currency for which such debt securities may be purchased or in which principal of and any interest may be payable is at the purchaser's election, the manner in which such an election may be made;

         o    the date or dates on which such debt securities will mature;

         o the rate or rates, if any, per annum at which such debt securities will bear interest, or the method of determination of such rate or rates (the debt securities may bear interest either at a fixed rate or at a variable rate determined by reference to indices that may include a commercial paper rate, CD rate, federal funds rate, treasury rate or such other interest rate formula as may be indicated in a prospectus supplement relating to such debt securities);

         o    the times at which such interest, if any, will be payable;

         o provisions for a sinking, purchase or other analogous fund, if any; and

         o the date or dates, if any, after which such debt securities may be redeemed at our option or at the option of the holder and the redemption price or prices.

         Principal, premium, if any, and interest, if any, on the debt securities will be payable and the debt securities will be transferable, at the office or agency of the trustee in New York, N.Y., provided that payment of interest, if any, may be made, at our option, by check mailed to the address of the person entitled thereto as it appears in the security register.

         The indenture provides that there may be more than one trustee, each with respect to one or more different series of debt securities. If at any time there are two or more trustees, each with respect to different series of debt securities, the term debt securities shall refer to the one or more series with respect to which each respective trustee is acting.

         The debt securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness.

         The indenture currently provides that debt securities may be issued in fully registered form without coupons and, unless otherwise specified in the prospectus supplement, in denominations of $1,000 and multiples of $1,000. If debt securities are issued in bearer form, we will enter into a supplemental indenture with the trustee to modify the form of debt security, payment procedures and other related matters, as appropriate. The prospectus supplement will indicate whether the debt securities will be in registered or bearer form, the denominations to be issued, the procedures for payment of interest and principal thereon, and other matters. No service charge will be made for any transfer or exchange of the debt securities, but either we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

GLOBAL SECURITIES

         We may also issue debt securities of a series in whole or in part, in the form of one or more global securities that will be deposited with, or on behalf of, the depository identified in the prospectus supplement relating to such series for purposes of book entry registration and transfer. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by or to the depository for such global security or its successor, or any nominee of such depository or successor depository.

         The specific terms of the depository arrangement with respect to any series of debt securities and the rights of and limitations on owners of beneficial interests in global securities representing debt securities will be described in the prospectus supplement relating to such debt securities.

CERTAIN COVENANTS OF GANNETT

         Limitations of Liens. We will covenant that, so long as any of the debt securities issued under the indenture remain outstanding, we will not, nor will we permit any of our restricted subsidiaries, to issue, assume or guarantee any indebtedness for money borrowed secured by any mortgage, security interest, pledge, lien or other encumbrance on any of our assets or on any asset of our restricted subsidiaries, unless the outstanding securities are secured by such mortgage equally and ratably with such indebtedness. The term "restricted subsidiary" refers to any subsidiary as of December 26, 1982, which at such date was primarily engaged in the business of newspaper publishing.

         Notwithstanding the above, this restriction, shall not apply to:

         o    mortgages on property existing at the time that it is acquired;

         o mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or one of our restricted subsidiaries, or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or one of our restricted subsidiaries;

         o mortgages securing our indebtedness or indebtedness of one of our restricted subsidiaries owing to a restricted subsidiary or to us;

         o mortgages on property to secure indebtedness incurred for the purpose of financing all or any part of the price of acquisition, construction or improvement of such property, which indebtedness is incurred pursuant to a commitment obtained prior to or within 12 months after the later of such acquisition, completion of such improvements or construction or the placing in operation of such property;

         o mortgages in favor of the United States of America or any state thereof, or any political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings);

         o    mortgages existing on January 27, 1986; or

         o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses.

         Notwithstanding the above, we may or any of our restricted subsidiaries may, without securing the outstanding securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that the aggregate amount of such indebtedness which, together with all attributable debt in respect of sale and leaseback transactions not otherwise permitted by the indenture, would then be outstanding (not including secured indebtedness under the foregoing exceptions) does not exceed 5% of our consolidated shareholders' equity as of the end of the fiscal year preceding the date of such determination. The term "attributable debt" is defined as the present value (discounted as provided in the indenture) of the obligation of a lessee for net rental payments during the remaining term of any lease entered into in connection with a sale and leaseback transaction.

         Limitation on Sale and Leaseback Transactions. Under the terms of the indenture, we and our restricted subsidiaries are prohibited from entering into any sale and leaseback transactions with any person (other than transactions between us and one of our restricted subsidiaries) of any of our assets or assets of our restricted subsidiaries, except for leases for a term, including renewals, of not more than three years. Notwithstanding the above, we may enter into such transactions if:

         o we or the restricted subsidiary involved would be entitled to issue, assume or guarantee indebtedness secured by the asset involved at least equal in amount to the attributable debt in respect of such transaction without equally and ratably securing the outstanding securities;

         o within a period commencing twelve months prior to the consummation of such sale and leaseback transaction and ending twelve months after such consummation, we or the restricted subsidiary involved has expended, or will expend, for our asset or assets or for the asset or assets of such restricted subsidiary an amount equal to the proceeds from such sale and leaseback transaction; or

         o an amount equal to the greater of the fair value (in the opinion of our Board of Directors) of such asset or such attributable debt is applied to the retirement of our funded non-subordinated indebtedness or that of our restricted subsidiary.

         Restrictions on Consolidation, Merger or Sale. We will not consolidate with or merge into or dispose of all or substantially all of our property to any corporation unless the surviving corporation (if other than us) shall assume our obligations under the indenture and immediately after giving effect to such transactions, no event of default shall have happened and be continuing.

EVENTS OF DEFAULT, WAIVER AND NOTICE

         As to each series of debt securities, an event of default is defined in the indenture as being:

         o default for 30 days in payment of any interest on the debt securities of that series;

         o default in payment of principal and premium, if any, on the debt securities of that series when due either at maturity, upon redemption including pursuant to any sinking fund, by declaration or otherwise;

         o default by us in the performance of any other of the covenants or agreements in the indenture which shall not have been remedied for a period of 60 days after notice;

         o the due acceleration of indebtedness of at least $5,000,000 outstanding aggregate principal amount for money borrowed under the terms of the instruments under which such indebtedness is issued or secured, such acceleration not having been remedied, cured or waived; and

         o various events involving our bankruptcy, insolvency, or reorganization.

         The indenture provides that the trustee may withhold notice to the holders of debt securities of any default (except in payment of principal of or interest or premium on the securities) if the trustee considers it in the interest of holders of debt securities to do so. No periodic evidence concerning compliance with the indenture or absence of defaults is required by the indenture.

         The indenture provides that if an event of default due to the default in the payment of principal, interest or premium, if any, on any series of debt securities shall have occurred and be continuing, either the Trustee or the holders of 25% in principal amount of the debt securities of such series affected thereby then outstanding may declare the principal of all such debt securities (or, in the case of discounted debt securities, the amount payable according to the terms of such debt securities) to be due and payable immediately. The indenture also provides that if an event of default resulting from default in the performance of any other of the covenants or agreements in the indenture or from the due acceleration of indebtedness of at least $5,000,000 outstanding aggregate principal amount shall have occurred and be continuing and in various events of our bankruptcy, insolvency and reorganization, either the trustee or the holders of 25% in principal amount of all series of debt securities then outstanding for which the same entity serves as trustee (treated as one class) may declare the principal of all such debt securities to be due and payable immediately. Notwithstanding the above, upon certain conditions, including payment of past due principal and interest, such declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

         The holders of a majority in principal amount of the debt securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, provided that the holders shall have offered to the trustee reasonable indemnity against expenses and liabilities.

DEFEASANCE

         The indenture does not provide specifically for defeasance of any series of debt securities other than during the one year period immediately preceding the maturity of such series. However, we may amend the indenture to provide that, with respect to any series of debt securities to be issued after the date of the amendment, we will be entitled to defease any series of debt securities issued on or after the date thereof upon specified conditions. The defeasance amendment would provide that the indenture will cease to be of further effect with respect to a given series (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture with respect to such series), and we will be deemed to have satisfied and discharged the indenture with respect to such series, if:

         o we deposit or cause to be deposited with the trustee an amount in cash or the equivalent in securities of the government which issued the currency in which the debt securities are denominated (or government agencies backed by the full faith and credit of such government) sufficient to pay and discharge the principal at maturity of and interest, if any, to the date of maturity on such series; and

         o if we have paid or caused to be paid all other sums payable by us under the indenture with respect to such series.

         The amendment would provide further that, in the event of any such defeasance, holders of those debt securities would be able to look only to that trust fund for payment of principal and premium, if any, and interest, if any, on the debt securities until maturity. The amendment would also provide that the deposit described above may only be made if the trustee has received an opinion of counsel to the effect that, as a result of the deposit, registration would not be required under the Investment Company Act of 1940, as amended, by the depositing party, the trust funds representing such deposit or the trustee.

         The defeasance may be treated as a taxable exchange of the related debt securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case holders of the debt securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. The holders thereafter might be required to include in income a different amount than would be includible in the absence of defeasance. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF DEFEASANCE.

MODIFICATION OF THE INDENTURE

         The indenture contains provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the debt securities of all series affected by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the debt securities; provided, that no such modification shall:

         o extend the final maturity of any debt security, or reduce the principal amount thereof (including in the case of an original issue discounted debt security, the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or impair or affect the right of any holder of debt securities to institute suit for the payment thereof or the right of repayment, if any, at the option of the holder, without the consent of the holder of each debt security so affected, or

         o reduce the aforesaid percentage of debt securities the consent of the holders of which is required for any such modification without the consent of the holders of each debt security affected.

         The indenture also permits us and the trustee to amend the indenture without the consent of the holders of debt securities in various other circumstances, including if we merge or if the trustee with respect to the debt securities of one or more series is replaced.

THE TRUSTEE

         We may maintain a bank account and have other normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF WARRANTS

         We may issue warrants for the purchase of debt securities. Warrants may be issued independently or together with any debt securities offered by any prospectus supplement and may be attached to or separate from the debt securities. The warrants will be issued under warrant agreements which we will enter into with a bank or trust company, as warrant agent, which will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries of certain provisions of the form of warrant agreement and warrant certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the warrant agreement and the warrant certificate.

GENERAL

         If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:

         o    the offering price;

         o    the currency for which warrants may be purchased;

         o the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants;

         o if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each such debt security;

         o if applicable, the date on and after which the warrants and the related debt securities will be separately transferable;

         o the principal amount of debt securities purchasable upon the exercise of one warrant and the price and currency at which such principal amount of debt securities may be purchased upon such exercise;

         o the date on which the right to exercise the warrants shall commence and the date on which such right shall expire, referred to as the expiration date;

         o whether the warrants represented by the warrant certificates will be issued in registered or bearer form; and

         o    any other terms of the warrants.

         Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer (if in registered form), and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise or to enforce covenants in the indenture.

EXERCISE OF WARRANTS

         Each warrant will entitle the holder to purchase a principal amount of debt securities at the exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to 5:00 p.m. New York time on the expiration date set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or such later date to which we may extend the expiration date), unexercised warrants will become void.

         Warrants may be exercised by delivery to the warrant agent of payment as provided in the prospectus supplement of the amount required to purchase the debt securities purchasable upon exercise, together with the required information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the warrant certificate evidencing the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities purchasable upon that exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

                              PLAN OF DISTRIBUTION

         We may sell the securities being offered hereby directly to purchasers, through agents, through underwriters, or through dealers. In the applicable prospectus supplement, we will set forth the terms of the offering of securities made by that prospectus supplement, including the name or names of any underwriters, the public offering price and the proceeds we will receive from that sale, any underwriting discounts and other items constituting underwriters' compensation, any discounts or commissions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

         We may directly solicit offers to purchase securities or we may designate agents from time to time to solicit offers. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less).

         If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

         If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, then we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by that dealer at the time of resale.

         Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         If so indicated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and unless we otherwise agree, the aggregate proceeds of securities pursuant to contracts shall not be less than, nor more than, the respective proceeds stated in the prospectus supplement. Purchasers with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but shall in all cases be subject to our approval. Contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

         Underwriters and agents or their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

                                 LEGAL OPINIONS

         Certain legal matters will be passed on for Gannett by Thomas L. Chapple, Esq., who is our Senior Vice President, General Counsel and Secretary, and by Nixon Peabody LLP, Washington, D.C., and for any underwriters by Simpson Thacher & Bartlett, New York, New York. Mr. Chapple owned beneficially as of March 3, 2002, 15,728 shares of Gannett's common stock and has options to purchase 98,330 shares of Gannett's common stock.

                                     EXPERTS

         The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Gannett Co., Inc. for the period ended December 30, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

         Filing Fee for Registration Statement....................  $ 230,000
         Accountants' Fees and Expenses...........................     25,000*
         Trustee's Fees and Expenses (including counsel fees).....     25,000*
         Legal Fees and Expenses..................................     50,000*
         Blue Sky and Legal Investment Fees and Expenses..........     20,000*
         Rating Agency Fees.......................................    200,000*
         Printing and Engraving Fees..............................    100,000*
         Miscellaneous............................................     10,000*
                                                                     ---------

              Total...............................................  $ 660,000
                                                                    ==========

         -----------------------------
          * Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") permits Gannett Co., Inc. (the "Company") to indemnify any director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

         Section 17 of Article II of the Company's By Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company against any fine, liability, cost or expense asserted against him or incurred by him in his capacity as such director or officer, or arising out of his status as such director, officer, agent, employee, or representative. The Company may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, whether or not the Company would have the power to indemnify him against such liability under the DGCL.

         Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach

                                      -II-1
of fiduciary duty as a director. Article NINTH of the Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of such By Laws and Article NINTH of such Certificate of Incorporation, as applicable.

ITEM 16.  EXHIBITS

         The following Exhibits are filed as part of this Registration
Statement:

Exhibit 1         --     Form of Underwriting Agreement.(1)
Exhibit 4     (a) --     Form of Indenture dated as March 1, 1983, between
                         Gannett Co., Inc.  and Citibank, N.A., as trustee,
                         relating to the Securities.(2)
              (b) --     First Supplemental Indenture dated as of November 5,
                         1986 between Gannett Co., Inc., Citibank, N.A.  and
                         Sovran Bank, N.A.  as successor Trustee.(3)
              (c) --     Second Supplemental Indenture dated as of June 1,
                         1995 among Gannett Co., Inc., NationsBank, N.A.  and
                         Crestar Bank, as successor Trustee. (5)
              (d) --     Third Supplemental Indenture dated as of March 14,
                         2002 among Gannett Co., Inc. and Wells Fargo Bank
                         Minnesota, National Association, as successor
                         Trustee. (6)
              (e) --     The form or forms of any one or more supplemental
                         indentures to be entered into in connection with the
                         original issuance of securities pursuant to this
                         Registration Statement will be filed as an exhibit to
                         a Current Report on Form 8-K and incorporated herein
                         by reference.
              (f) --     Form of Note.(4)
              (g) --     Form of Debenture.(4)
              (h) --     Form of Warrant Agreement.(4)
              (i) --     Form of Warrant.(4)
Exhibit 5         --     Opinion of Thomas L. Chapple, Esq. as to the legality
                         of Securities to be issued.
Exhibit 12        --     Computation of Ratios of Earnings to Fixed Charges. (7)
Exhibit 23    (a) --     Consent of PricewaterhouseCoopers LLP.
              (b) --     Consent of Thomas L. Chapple, Esq. included as part
                         of Exhibit 5.
Exhibit 24        --     Power of Attorney (included in the signature page to
                         this Registration Statement).
Exhibit 25        --     Form T-1 Statement of Eligibility and Qualification
                         under the Trust Indenture Act of 1939 of Wells Fargo
                         Bank Minnesota, National Association. (6)

---------------------------
(1) Incorporated by reference to the Company's Report on Form 8-K dated December 16, 1991 (SEC File No. 1-6961).

(2) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1983 (SEC File No. 1-6961).

(3) Incorporated by reference to the Company's Current Report on Form 8-K dated November 5, 1986 (SEC File No. 1-6961).

(4) Incorporated by reference to the Company's Registration Statement on Form S-3 filed December 17, 1986 (No. 33-10907).

(5) Incorporated by reference to the Company's Current Report on Form 8-K dated June 1, 1995 (SEC File No. 1-6961).

(6) Incorporated by reference to the Company's Current Report on Form 8-K dated March 14, 2002 (SEC File No. 1-6961).

(7) Incorporated by reference to the Company's Current Report on Form 8-K dated March 11, 2002 (SEC File No. 1-6961).

ITEM 17.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of said Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on the 3rd day of April, 2002.

                                     GANNETT CO., INC.


                                     By:    /s/ Thomas L. Chapple
                                            -------------------------
                                            Thomas L. Chapple
                                            Senior Vice President,
                                            General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 3, 2002 in the capacities indicated below.

Signature                               Title
---------                               -----


/s/ Douglas H. McCorkindale
---------------------------             Chairman, President,
Douglas H. McCorkindale                 Chief Executive Officer,
                                        Director



/s/ Larry F. Miller
---------------------
Larry F. Miller                         Executive Vice President/Operations
                                        and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Douglas H. McCorkindale and Thomas L. Chapple, and each of them, with full power to act without the other, as said undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitution, for said undersigned and in said undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, pursuant to the Securities Act of 1933, as amended, and any registration statements filed pursuant to Rule 462(b) promulgated under said Act and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as said undersigned might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 3, 2002 in the capacities indicated below.

Signature                                       Title


/s/ H. Jesse Arnelle
-------------------------                       Director
H. Jesse Arnelle



/s/ Meredith A. Brokaw
-------------------------                       Director
Meredith A. Brokaw



/s/ James A. Johnson
-------------------------                       Director
James A. Johnson



/s/ Stephen P. Munn
-------------------------                       Director
Stephen P. Munn



/s/ Samuel J. Palmisano
-------------------------                       Director
Samuel J. Palmisano



/s/ Donna E. Shalala
-------------------------                       Director
Donna E. Shalala



/s/ Karen Hastie Williams
-------------------------                       Director
Karen Hastie Williams